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                               ROSE HILLS COMPANY


                                                         April 28, 1997

Kenton C. Woods
3857 Sky View Lane
Glendale, CA 91214


Dear Kent,

                  I am very pleased that you have accepted our offer of employment. Ginny Phillips has explained your few concerns and I have added the following items as an addendum to your offer letter dated April 22, 1997.

                  1.) In the event the Company determines to terminate your employment, for reasons other than gross misconduct, during the time prior to you completing your first year of service, you will be entitled to receive one year's base salary as severance compensation. After your first year of service, and for termination reasons other than gross misconduct, your severance pay will be six months of your annual base salary, should you be involuntarily separated from employment with Rose Hills;

                  2.) Your vacation availability during your first year of employment will be 2 weeks, already scheduled for June 30 through July 4 and August 18 through August 22. Your vacation thereafter will be 3 weeks each year;

                  3.) Your title will be Senior Vice President - Chief Financial Officer, reporting directly to me;

                  4.) The issue of the Information Services department reporting to you will be open for discussion in the future once you become established in your position and with the Company;

                  5.) You will begin your employment with Rose Hill on Monday, May 19, 1997.



                  It is my hope that the addition of the foregoing items will clarify any questions you may have. I look forward to your arrival at Rose Hills.

                                            Yours very truly,

                                            Kendall E. Nungesser
                                            President and Chief Executive
                                            Officer

                  I accept the above addendum to my offer letter dated April 22, 1997.

Name:_____________________                  Date____________________